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                                                                    Exhibit 10.2


                         Independent Auditors' Consent

The Board of Directors
Federal Kemper Life Assurance Company:

We consent to the use of our report included herein on the consolidated balance sheet of Federal Kemper Life Assurance Company and subsidiaries as of December 31, 2003, dated April 16, 2004 and to the reference to our firm under the heading "Experts" in the Statement of Additional Information of the Form N-4 Registration Statement.

/s/ KPMG LLP


Chicago, Illinois
April 29, 2004